For additional information, contact:
Derek Shelnutt
EVP & Chief Financial Officer
229-426-6000, extension 6119

COLONY BANKCORP REPORTS SECOND QUARTER 2025 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.1150 PER SHARE

FITZGERALD, GA. (July 23, 2025) – Colony Bankcorp, Inc. (NYSE: CBAN) (“Colony” or the “Company”) today reported financial results for the second quarter of 2025. Financial highlights are shown below.

Financial Highlights:

•Net income increased to $8.0 million, or $0.46 per diluted share, for the second quarter of 2025, compared to $6.6 million, or $0.38 per diluted share, for the first quarter of 2025, and $5.5 million, or $0.31 per diluted share, for the second quarter of 2024.
•Operating net income was $8.0 million, or $0.46 of adjusted earnings per diluted share, for the second quarter of 2025, compared to $6.6 million, or $0.38 of adjusted earnings per diluted share, for the first quarter of 2025, and $6.0 million, or $0.34 of adjusted earnings per diluted share, for the second quarter of 2024. (See Reconciliation of Non-GAAP Measures).
•Provision for credit losses of $450,000 was recorded in the second quarter of 2025 compared to $1.5 million in the first quarter of 2025, and $650,000 in the second quarter of 2024.
•Total loans, excluding loans held for sale, were $1.99 billion at June 30, 2025, an increase of $72.3 million, or 3.76%, from the prior quarter.
•Total deposits were $2.56 billion and $2.62 billion at June 30, 2025 and March 31, 2025, respectively, a decrease of $66.3 million.
•Mortgage production was $94.9 million, and mortgage sales totaled $65.3 million in the second quarter of 2025 compared to $72.0 million and $55.9 million, respectively, for the first quarter of 2025.
•Small Business Specialty Lending (“SBSL”) closed $15.8 million in Small Business Administration (“SBA”) loans and sold $17.9 million in SBA loans in the second quarter of 2025 compared to $15.4 million and $12.1 million, respectively, for the first quarter of 2025.

The Company also announced that on July 22, 2025, the Board of Directors declared a quarterly cash dividend of $0.1150 per share, to be paid on its common stock on August 20, 2025, to shareholders of record as of the close of business on August 6, 2025. The Company had 17,461,032 shares of its common stock outstanding as of July 21, 2025.

“We are very pleased with our second-quarter results reflecting continued strength in core earnings and disciplined execution across the organization. Net interest margin expanded meaningfully, supported by a well-positioned balance sheet and stable funding costs, while return on assets improved as we maintained strong operating leverage. Additionally, our sustained loan growth demonstrates healthy demand across our markets,” said Heath Fountain, Chief Executive Officer.

“Credit quality remains solid, with improvements in several key metrics, underscoring the resilience of our portfolio and prudent underwriting. We remain focused on driving long-term value through consistent, high-quality growth.”

“In addition to our strong financial performance, we’re also excited to announce our strategic acquisition of TC Bancshares, Inc., detailed in a separate release issued today. This combination represents a compelling opportunity to further strengthen our franchise, expand our reach in key markets, and enhance long-term value for our shareholders.”

Balance Sheet

•Total assets were $3.12 billion at June 30, 2025, a decrease of $56.2 million from March 31, 2025.
•Total loans, excluding loans held for sale, were $1.99 billion at June 30, 2025, an increase of $72.3 million from the quarter ended March 31, 2025.
•Total deposits were $2.56 billion and $2.62 billion at June 30, 2025 and March 31, 2025, respectively, a decrease of $66.3 million. Decreases were seen in interest bearing demand deposits of $34.6 million and savings and money market deposits of $22.3 million, partially offset by an increase in time deposits of $5.7 million, from March 31, 2025 to June 30, 2025. Total deposits increased $96.0 million from the period ended June 30, 2024, with increases seen in interest bearing demand deposits of $49.9 million and time deposits of $52.7 million, partially offset by a decrease in savings and money market deposits of $3.7 million.
•Total borrowings at June 30, 2025 totaled $248.1 million, an increase of $24,000 compared to March 31, 2025, related to a minimal increase in other borrowed money.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Under the Company’s approved stock repurchase program, a total of 62,017 shares of Company common stock were repurchased during the second quarter of 2025 at an average price of $15.46 per share and a total value of $959,092.
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.61%, 13.42%, 16.06%, and 12.34%, respectively, at June 30, 2025.

Second Quarter 2025 Results of Operations

•Net interest income, on a tax-equivalent basis, totaled $22.6 million for the second quarter ended June 30, 2025 compared to $18.6 million for the same period in 2024. Net interest income, on a tax-equivalent basis, for the six months ended June 30, 2025 totaled $43.7 million, compared to $37.4 million for the six months ended June 30, 2024. For both periods, increases occurred in income on interest earning assets while expenses on interest bearing liabilities decreased slightly. Income on interest earning assets increased $3.5 million, to $37.0 million for the second quarter of 2025 compared to the respective period in 2024. Expense on interest bearing liabilities decreased $477,000, to $14.4 million for the second quarter of 2025 compared to the respective period in 2024. Income on interest earning assets increased $5.7 million to $72.7 million for the six month period ended June 30, 2025 compared to the respective period in 2024. Expense on interest bearing liabilities decreased $559,000, to $29.0 million for the six month period ended June 30, 2025 compared to the respective period in 2024.
•Net interest margin for the second quarter of 2025 was 3.12% compared to 2.68% for the second quarter of 2024. Net interest margin was 3.02% for the six months ended June 30, 2025 compared to 2.69% for the six months ended June 30, 2024. The increase for both periods was primarily related to increases in interest earning assets period over period, partially offset by the rate decreases in interest bearing liabilities.
•Noninterest income totaled $10.1 million for the second quarter ended June 30, 2025, an increase of $601,000, or 6.33%, compared to the same period in 2024. Noninterest income totaled $19.1 million for the six months ended June 30, 2025, an increase of $158,000, or 0.83%, compared to the same period in 2024. These increases were primarily related to increases in mortgage fee income, insurance commissions and decreases on losses on the sales of investment securities partially offset by decreases in service charges on deposit accounts and gains on sales of SBA loans.
•Noninterest expense totaled $22.0 million for the second quarter ended June 30, 2025, compared to $20.3 million for the same period in 2024. Noninterest expense totaled $42.2 million for the six months ended June 30, 2025, compared to $40.7 million for the same period in 2024. These increases were a result of increases in salaries and employee benefits, occupancy and equipment, information technology expenses along with the valuation on SBSL servicing assets partially offset by decreases in advertising and public relations and communications expense.

Asset Quality

•Nonperforming assets totaled $11.4 million and $13.0 million at June 30, 2025 and March 31, 2025, respectively, a decrease of $1.6 million.
•Other real estate owned and repossessed assets totaled $731,000 at June 30, 2025 and $528,000 at March 31, 2025.

•Net loans charged-off were $1.0 million, or 0.21% of average loans for the second quarter of 2025, compared to $606,000, or 0.13% for the first quarter of 2025.
•The credit loss reserve was $19.2 million, or 0.96% of total loans, at June 30, 2025, compared to $20.0 million, or 1.04% of total loans at March 31, 2025.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, July 24, 2025, to discuss the recent results and answer relevant questions. The conference call can be accessed by dialing 1-800-549-8228 and using the Conference ID: 22154. A replay of the call will be available until Thursday, July 31, 2025. To listen to the replay, dial 1-888-660-6264 and entering the passcode 22154#.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in Fitzgerald, Georgia in 1975, Colony operates locations throughout Georgia as well as in Birmingham, Alabama; Tallahassee, Florida; and the Florida Panhandle. Colony Bank offers a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony provides specialized solutions including mortgage lending, government guaranteed lending, consumer insurance, wealth management, credit cards and merchant services. Colony’s common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the Securities and Exchange Commission (the “SEC”), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; and (v) statements of assumptions underlying such statements. Words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including the resulting reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, changes in interest rates (including the impact of prolonged elevated interest rates on our financial projections and models) and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; the risk of reductions in benchmark interest rates and the resulting impacts on net interest income; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts; general risks related to the Company’s merger and acquisition activity, including risks associated with integrating and realizing the expected financial benefits of previous or pending acquisitions, and the Company’s pursuit of future acquisitions; the impact of generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; a potential U.S. federal government shutdown and the resulting impacts; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Additional Information About the Proposed Merger and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, the Company will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of TC Bancshares, Inc. (“TC Bancshares”) and the Company and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, TC BANCSHARES AND THE PROPOSED MERGER. The joint proxy statement/prospectus will be sent to the shareholders of TC Bancshares seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related joint proxy statement/prospectus, when filed, as well as other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by the Company will also be available free of charge by directing a written request to Colony Bankcorp, Inc., 115 South Grant Street, Fitzgerald, Georgia 31750, Attn: Derek Shelnutt and on the Company’s website, colony.bank, under Investor Relations. The Company’s telephone number is (229) 426-6000.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively. Operating noninterest income excludes gain on sale of bank premises and loss on sales of securities. Operating noninterest expense excludes acquisition-related expenses and severance costs. Operating net income, operating return on average assets, operating return on average equity and operating efficiency ratio all exclude acquisition-related expenses, severance costs, gain on sale of bank premises and loss on sales of securities from net income, return on average assets, return on average equity and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses, gain on sale of bank premises and loss on sales of securities. Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles from book value per common share and total equity to total assets, respectively. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2025		2024
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$10,098	$9,044	$10,309	$10,082	$9,497
Writedown of bank premises	—	—	—	—	197
Loss on sales of securities	—	—	401	454	425
Operating noninterest income	$10,098	$9,044	$10,710	$10,536	$10,119

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$22,004	$20,221	$21,272	$20,835	$20,330
Severance costs	—	—	—	(265)	—
Operating noninterest expense	$22,004	$20,221	$21,272	$20,570	$20,330

Operating net income reconciliation
Net income (GAAP)	$7,978	$6,613	$7,432	$5,629	$5,474
Severance costs	—	—	—	265	—
Writedown of bank premises	—	—	—	—	197
Loss on sales of securities	—	—	401	454	425
Income tax benefit	—	—	(77)	(143)	(129)
Operating net income	$7,978	$6,613	$7,756	$6,205	$5,967

Weighted average diluted shares	17,448,945	17,509,059	17,531,808	17,587,902	17,551,007

Adjusted earnings per diluted share	$0.46	$0.38	$0.44	$0.35	$0.34

Operating return on average assets reconciliation
Return on average assets (GAAP)	1.02%	0.85%	0.95%	0.74%	0.73%
Severance costs	—	—	—	0.03	—
Writedown of bank premises	—	—	—	—	0.03
Loss on sales of securities	—	—	0.05	0.06	0.06
Tax effect of adjustment items	—	—	(0.01)	(0.02)	(0.02)
Operating return on average assets	1.02%	0.85%	0.99%	0.81%	0.80%

Operating return on average equity reconciliation
Return on average equity (GAAP)	11.14%	9.63%	10.71%	8.33%	8.46%
Severance costs	—	—	—	0.39	—
Writedown of bank premises	—	—	—	—	0.30
Loss on sales of securities	—	—	0.58	0.67	0.66
Tax effect of adjustment items	—	—	(0.11)	(0.21)	(0.20)
Operating return on average equity	11.14%	9.63%	11.18%	9.18%	9.22%

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$16.87	$16.41	$15.91	$15.73	$15.09
Effect of goodwill and other intangibles	(3.14)	(2.95)	(2.96)	(2.97)	(2.99)
Tangible book value per common share	$13.73	$13.46	$12.95	$12.76	$12.10

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	9.43%	9.05%	8.96%	9.01%	8.80%
Effect of goodwill and other intangibles	(1.62)	(1.51)	(1.54)	(1.58)	(1.62)
Tangible equity to tangible assets	7.81%	7.54%	7.42%	7.43%	7.18%

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2025		2024
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating efficiency ratio calculation
Efficiency ratio (GAAP)	67.74%	67.41%	69.11%	72.79%	72.85%
Severance costs	—	—	—	(0.93)	—
Writedown of bank premises	—	—	—	—	(0.71)
Loss on sales of securities	—	—	(1.31)	(1.59)	(1.52)
Operating efficiency ratio	67.74%	67.41%	67.80%	70.27%	70.62%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.52%	1.44%	1.40%	1.41%	1.45%
Severance costs	—	—	—	(0.03)	—
Writedown of bank premises	—	—	—	—	(0.03)
Loss on sales of securities	—	—	(0.05)	(0.06)	(0.06)
Operating net noninterest expense to average assets	1.52%	1.44%	1.35%	1.32%	1.36%

Pre-provision net revenue
Net interest income before provision for credit losses	$22,385	$20,952	$20,472	$18,541	$18,409
Noninterest income	10,098	9,044	10,309	10,082	9,497
Total income	32,483	29,996	30,781	28,623	27,906
Noninterest expense	22,004	20,221	21,272	20,835	20,330
Pre-provision net revenue	$10,479	$9,775	$9,509	$7,788	$7,576
(1) Net noninterest expense is defined as noninterest expense less noninterest income.

Colony Bankcorp, Inc.
Selected Financial Information
	2025		2024
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
EARNINGS SUMMARY
Net interest income	$22,385	$20,952	$20,472	$18,541	$18,409
Provision for credit losses	450	1,500	650	750	650
Noninterest income	10,098	9,044	10,309	10,082	9,497
Noninterest expense	22,004	20,221	21,272	20,835	20,330
Income taxes	2,051	1,662	1,427	1,409	1,452
Net income	$7,978	$6,613	$7,432	$5,629	$5,474
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,416,702	17,481,709	17,519,884	17,554,884	17,538,611
Weighted average basic shares	17,448,945	17,509,059	17,531,808	17,587,902	17,551,007
Weighted average diluted shares	17,448,945	17,509,059	17,531,808	17,587,902	17,551,007
Earnings per basic share	$0.46	$0.38	$0.42	$0.32	$0.31
Earnings per diluted share	0.46	0.38	0.42	0.32	0.31
Adjusted earnings per diluted share(b)	0.46	0.38	0.44	0.35	0.34
Cash dividends declared per share	0.1150	0.1150	0.1125	0.1125	0.1125
Common book value per share	16.87	16.41	15.91	15.73	15.09
Tangible book value per common share(b)	13.73	13.46	12.95	12.76	12.10
Pre-provision net revenue(b)	$10,479	$9,775	$9,509	$7,788	$7,576
Performance ratios:
Net interest margin (a)	3.12%	2.93%	2.84%	2.64%	2.68%
Return on average assets	1.02	0.85	0.95	0.74	0.73
Operating return on average assets (b)	1.02	0.85	0.99	0.81	0.80
Return on average total equity	11.14	9.63	10.71	8.33	8.46
Operating return on average total equity (b)	11.14	9.63	11.18	9.18	9.22
Total equity to total assets	9.43	9.05	8.96	9.01	8.80
Tangible equity to tangible assets (b)	7.81	7.54	7.42	7.43	7.18
Efficiency ratio	67.74	67.41	69.11	72.79	72.85
Operating efficiency ratio (b)	67.74	67.41	67.80	70.27	70.62
Net noninterest expense to average assets	1.52	1.44	1.40	1.41	1.45
Operating net noninterest expense to average assets(b)	1.52	1.44	1.35	1.32	1.36

Colony Bankcorp, Inc.
Selected Financial Information
	2025		2024
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ASSET QUALITY
Nonperforming portfolio loans	$4,760	$7,538	$5,024	$6,273	$3,653
Nonperforming SBA government loans-guaranteed portion	4,583	3,647	4,293	4,514	2,309
Nonperforming SBA government loans-unguaranteed portion	1,241	1,271	1,343	1,428	707
Loans 90 days past due and still accruing	107	22	152	44	41
Total nonperforming loans (NPLs)	10,691	12,478	10,812	12,259	6,710
Other real estate owned	710	522	202	227	582
Repossessed assets	21	6	328	9	13
Total nonperforming assets (NPAs)	11,422	13,006	11,342	12,495	7,305
Classified loans	25,112	26,453	20,103	20,918	22,355
Criticized loans	54,814	55,823	49,387	52,062	44,850
Net loan charge-offs (recoveries)	1,049	606	1,534	139	667
Allowance for credit losses to total loans	0.96%	1.04%	1.03%	1.04%	1.01%
Allowance for credit losses to total NPLs	179.15	160.26	175.55	160.40	280.27
Allowance for credit losses to total NPAs	167.69	153.75	167.34	157.37	257.44
Net charge-offs (recoveries) to average loans, net	0.21	0.13	0.33	0.03	0.14
NPLs to total loans	0.54	0.65	0.59	0.65	0.36
NPAs to total assets	0.37	0.41	0.36	0.41	0.24
NPAs to total loans and foreclosed assets	0.57	0.68	0.62	0.66	0.39

ACTUAL BALANCES
Total assets	$3,115,617	$3,171,825	$3,109,782	$3,065,103	$3,007,907
Loans held for sale	22,163	24,844	39,786	27,760	40,132
Loans, net of unearned income	1,993,580	1,921,263	1,842,980	1,886,037	1,865,574
Deposits	2,556,230	2,622,531	2,567,943	2,524,970	2,460,225
Total stockholders’ equity	293,857	286,925	278,675	276,052	264,743

AVERAGE BALANCES
Total assets	$3,138,125	$3,149,321	$3,108,762	$3,038,947	$3,010,486
Loans held for sale	22,495	23,253	35,299	34,533	33,024
Loans, net of unearned income	1,960,025	1,869,476	1,851,628	1,881,842	1,869,178
Deposits	2,586,620	2,606,706	2,568,824	2,504,101	2,492,479
Total stockholders’ equity	287,325	278,551	276,082	268,769	260,162
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended June 30,
	2025			2024
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans held for sale	$22,495	$325	5.79%	$33,024	$647	7.88%
Loans, net of unearned income [1]	1,960,025	30,139	6.17%	1,869,178	27,014	5.81%
Investment securities, taxable	698,416	4,759	2.73%	722,535	4,616	2.57%
Investment securities, tax-exempt [2]	93,082	492	2.12%	100,143	547	2.20%
Deposits in banks and short term investments	134,806	1,326	3.95%	62,614	684	4.39%
Total interest-earning assets	2,908,824	37,041	5.11%	2,787,494	33,508	4.83%
Noninterest-earning assets	229,300			222,992
Total assets	$3,138,125			$3,010,486
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,529,608	$6,310	1.65%	$1,451,300	$6,784	1.88%
Other time	615,303	5,322	3.47%	577,173	5,322	3.71%
Total interest-bearing deposits	2,144,911	11,632	2.18%	2,028,473	12,106	2.40%
Federal Home Loan Bank advances	185,000	1,889	4.10%	178,516	1,821	4.10%
Other borrowings	63,072	929	5.91%	63,638	1,000	6.32%
Total other interest-bearing liabilities	248,072	2,818	4.56%	242,154	2,821	4.69%
Total interest-bearing liabilities	2,392,983	14,450	2.42%	2,270,627	14,927	2.64%
Noninterest-bearing liabilities:
Demand deposits	441,709			$464,007
Other liabilities	16,108			15,690
Stockholders' equity	287,325			260,162
Total noninterest-bearing liabilities and stockholders' equity	745,142			739,859
Total liabilities and stockholders' equity	$3,138,125			$3,010,486
Interest rate spread			2.69%			2.19%
Net interest income		$22,591			$18,581
Net interest margin			3.12%			2.68%
3
1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $102,000 and $56,000 for the quarters ended June 30, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $17,000 and $15,000 for the quarters ended June 30, 2025 and 2024, respectively, are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $103,000 and $115,000 for the quarters ended June 30, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
3

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Six Months Ended June 30,
	2025			2024
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans held for sale	$22,872	$653	5.76%	$28,818	$1,081	7.54%
Loans, net of unearned income[3]	1,915,001	57,854	6.09%	1,870,290	53,723	5.78%
Investment securities, taxable	704,322	9,595	2.75%	729,896	9,658	2.66%
Investment securities, tax-exempt [4]	93,727	986	2.12%	103,481	1,152	2.24%
Deposits in banks and short term investments	181,651	3,648	4.05%	67,023	1,376	4.13%
Total interest-earning assets	2,917,573	72,736	5.03%	2,799,508	66,990	4.81%
Noninterest-earning assets	226,120			223,781
Total assets	$3,143,693			$3,023,289
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,539,504	$12,779	1.67%	$1,451,395	$13,193	1.83%
Other time	608,648	10,627	3.52%	594,707	11,005	3.72%
Total interest-bearing deposits	2,148,152	23,406	2.20%	2,046,102	24,198	2.38%
Federal funds purchased	—	—	—%	6	—	—%
Federal Home Loan Bank advances	185,000	3,762	4.10%	167,747	3,392	4.07%
Other borrowings	63,060	1,856	5.94%	63,362	1,993	6.33%
Total other interest-bearing liabilities	248,060	5,618	4.57%	231,115	5,385	4.69%
Total interest-bearing liabilities	2,396,212	29,024	2.44%	2,277,217	29,583	2.61%
Noninterest-bearing liabilities:
Demand deposits	448,457			$471,768
Other liabilities	16,062			16,259
Stockholders' equity	282,962			258,045
Total noninterest-bearing liabilities and stockholders' equity	747,481			746,072
Total liabilities and stockholders' equity	$3,143,693			$3,023,289
Interest rate spread			2.59%			2.20%
Net interest income		$43,712			$37,407
Net interest margin			3.02%			2.69%
5
3The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $170,000 and $103,000 for the six months ended June 30, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $36,000 and $10,000 for the six months ended June 30, 2025 and 2024, respectively, are also included in income and fees on loans.
4Taxable-equivalent adjustments totaling $207,000 and $242,000 for the six months ended June 30, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
5

Colony Bankcorp, Inc.
Segment Reporting
	2025		2024
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Banking Division
Net interest income	$21,319	$19,989	$19,191	$17,152	$17,217
Provision for credit losses	(330)	1,221	309	698	96
Noninterest income	5,969	5,774	5,452	5,494	5,086
Noninterest expenses	18,269	16,790	17,616	17,075	17,135
Income taxes	1,908	1,551	927	1,017	1,060
Segment income	$7,441	$6,201	$5,791	$3,856	$4,012

Total segment assets	$3,010,416	$3,065,385	$2,985,856	$2,955,145	$2,889,013

Full time employees	390	366	376	375	385

Mortgage Banking Division
Net interest income	$44	$53	$53	$67	$50
Provision for credit losses	—	—	—	—	—
Noninterest income	1,984	1,579	1,545	1,812	1,456
Noninterest expenses	1,710	1,601	1,699	1,533	1,326
Income taxes	69	10	(12)	71	42
Segment income	$249	$21	$(89)	$275	$138

Total segment assets	$14,296	$16,041	$17,970	$9,300	$19,004

Variable noninterest expense(1)	$1,157	$880	$764	$1,005	$807
Fixed noninterest expense	553	721	935	528	519

Full time employees	43	42	45	44	42

Small Business Specialty Lending Division
Net interest income	$1,022	$910	$1,228	$1,322	$1,142
Provision for credit losses	780	279	341	52	554
Noninterest income	2,145	1,691	3,312	2,776	2,955
Noninterest expenses	2,025	1,830	1,957	2,227	1,869
Income taxes	74	101	512	321	350
Segment income	$288	$391	$1,730	$1,498	$1,324

Total segment assets	$90,905	$90,399	$105,956	$100,658	$99,890

Full time employees	34	35	34	33	33

Total Consolidated
Net interest income	$22,385	$20,952	$20,472	$18,541	$18,409
Provision for credit losses	450	1,500	650	750	650
Noninterest income	10,098	9,044	10,309	10,082	9,497
Noninterest expenses	22,004	20,221	21,272	20,835	20,330
Income taxes	2,051	1,662	1,427	1,409	1,452
Segment income	$7,978	$6,613	$7,432	$5,629	$5,474

Total segment assets	$3,115,617	$3,171,825	$3,109,782	$3,065,103	$3,007,907

Full time employees	467	443	455	452	460

(1) Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	June 30, 2025	December 31, 2024
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$27,590	$26,045
Interest-bearing deposits in banks and federal funds sold	84,555	204,989
Cash and cash equivalents	112,145	231,034
Investment securities available for sale, at fair value	373,572	366,049
Investment securities held to maturity, at amortized cost	409,634	430,077
Other investments	17,927	17,694
Loans held for sale	22,163	39,786
Loans, net of unearned income	1,993,580	1,842,980
Allowance for credit losses	(19,153)	(18,980)
Loans, net	1,974,427	1,824,000
Premises and equipment	35,909	37,831
Other real estate	710	202
Goodwill	50,871	48,923
Other intangible assets	3,799	2,975
Bank owned life insurance	58,811	57,970
Deferred income taxes, net	19,401	21,891
Other assets	36,248	31,350
Total assets	$3,115,617	$3,109,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$434,785	$462,283
Interest-bearing	2,121,445	2,105,660
Total deposits	2,556,230	2,567,943
Federal Home Loan Bank advances	185,000	185,000
Other borrowed money	63,086	63,039
Accrued expenses and other liabilities	17,444	15,125
Total liabilities	2,821,760	2,831,107

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 17,416,702 and 17,519,884 issued and outstanding, respectively	17,417	17,520
Paid in capital	167,160	168,353
Retained earnings	150,938	140,369
Accumulated other comprehensive loss, net of tax	(41,658)	(47,567)
Total stockholders’ equity	293,857	278,675
Total liabilities and stockholders’ equity	$3,115,617	$3,109,782

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$30,361	$27,604	$58,337	$54,701
Investment securities	5,148	5,048	10,375	10,568
Deposits in banks and short term investments	1,326	684	3,648	1,377
Total interest income	36,835	33,336	72,360	66,646

Interest expense:
Deposits	11,632	12,106	23,405	24,197
Federal Home Loan Bank advances	1,889	1,821	3,762	3,393
Other borrowings	929	1,000	1,856	1,993
Total interest expense	14,450	14,927	29,023	29,583
Net interest income	22,385	18,409	43,337	37,063
Provision for credit losses	450	650	1,950	1,650
Net interest income after provision for credit losses	21,935	17,759	41,387	35,413

Noninterest income:
Service charges on deposits	2,219	2,289	4,391	4,662
Mortgage fee income	1,984	1,442	3,563	2,691
Gain on sales of SBA loans	1,550	2,347	2,585	4,393
Loss on sales of securities	—	(425)	—	(980)
Interchange fees	2,073	2,078	4,011	4,106
BOLI income	423	397	819	930
Insurance commissions	766	420	1,235	885
Other	1,083	949	2,538	2,297
Total noninterest income	10,098	9,497	19,142	18,984

Noninterest expense:
Salaries and employee benefits	12,865	12,278	24,770	24,296
Occupancy and equipment	1,683	1,474	3,263	2,981
Information technology expenses	2,592	2,227	5,069	4,337
Professional fees	742	704	1,490	1,538
Advertising and public relations	942	966	1,747	1,926
Communications	188	216	393	442
Other	2,992	2,465	5,493	5,207
Total noninterest expense	22,004	20,330	42,225	40,727
Income before income taxes	10,029	6,926	18,304	13,670
Income taxes	2,051	1,452	3,713	2,863
Net income	$7,978	$5,474	$14,591	$10,807
Earnings per common share:
Basic	$0.46	$0.31	$0.83	$0.62
Diluted	0.46	0.31	0.83	0.62
Dividends declared per share	0.1150	0.1125	0.2300	0.2250
Weighted average common shares outstanding:
Basic	17,448,945	17,551,007	17,478,836	17,555,609
Diluted	17,448,945	17,551,007	17,478,836	17,555,609

Colony Bankcorp, Inc.
Quarterly Consolidated Statements of Income
	2025		2024
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
(dollars in thousands, except per share data)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$30,361	$27,976	$28,473	$28,501	$27,604
Investment securities	5,148	5,227	5,158	5,248	5,048
Deposits in banks and short term investments	1,326	2,322	2,360	855	684
Total interest income	36,835	35,525	35,991	34,604	33,336

Interest expense:
Deposits	11,632	11,773	12,656	13,154	12,106
Federal Home Loan Bank advances	1,889	1,873	1,905	1,913	1,821
Other borrowings	929	927	958	996	1,000
Total interest expense	14,450	14,573	15,519	16,063	14,927
Net interest income	22,385	20,952	20,472	18,541	18,409
Provision for credit losses	450	1,500	650	750	650
Net interest income after provision for credit losses	21,935	19,452	19,822	17,791	17,759

Noninterest income:
Service charges on deposits	2,219	2,172	2,302	2,401	2,289
Mortgage fee income	1,984	1,579	1,545	1,812	1,442
Gain on sales of SBA loans	1,550	1,035	2,622	2,227	2,347
Loss on sales of securities	—	—	(401)	(454)	(425)
Interchange fees	2,073	1,938	2,030	2,163	2,078
BOLI income	423	396	412	383	397
Insurance commissions	766	469	471	433	420
Other	1,083	1,455	1,328	1,117	949
Total noninterest income	10,098	9,044	10,309	10,082	9,497

Noninterest expense:
Salaries and employee benefits	12,865	11,905	12,877	12,594	12,278
Occupancy and equipment	1,683	1,580	1,645	1,523	1,474
Information technology expenses	2,592	2,477	2,491	2,150	2,227
Professional fees	742	748	539	748	704
Advertising and public relations	942	805	1,118	965	966
Communications	188	205	213	210	216
Other	2,992	2,501	2,389	2,645	2,465
Total noninterest expense	22,004	20,221	21,272	20,835	20,330
Income before income taxes	10,029	8,275	8,859	7,038	6,926
Income taxes	2,051	1,662	1,427	1,409	1,452
Net income	$7,978	$6,613	$7,432	$5,629	$5,474
Earnings per common share:
Basic	$0.46	$0.38	$0.42	$0.32	$0.31
Diluted	0.46	0.38	0.42	0.32	0.31
Dividends declared per share	0.1150	0.1150	0.1125	0.1125	0.1125
Weighted average common shares outstanding:
Basic	17,448,945	17,509,059	17,531,808	17,587,902	17,551,007
Diluted	17,448,945	17,509,059	17,531,808	17,587,902	17,551,007

Colony Bankcorp, Inc.
Quarterly Deposits Composition Comparison
	2025		2024
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Noninterest-bearing demand	$434,785	$449,818	$462,283	$439,892	$437,623
Interest-bearing demand	838,540	873,156	813,783	769,123	788,674
Savings	667,135	689,446	687,603	684,371	670,848
Time over $250,000	193,427	189,466	185,176	198,942	168,856
Other time	422,343	420,645	419,098	432,642	394,224
Total	$2,556,230	$2,622,531	$2,567,943	$2,524,970	$2,460,225

Colony Bankcorp, Inc.
Quarterly Deposits by Location Comparison
	2025		2024
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Coastal Georgia	$138,838	$142,230	$145,828	$142,580	$144,021
Middle Georgia	277,880	283,149	279,360	269,144	275,758
Atlanta and North Georgia	344,329	333,845	318,927	321,808	336,338
South Georgia	1,203,732	1,249,192	1,217,433	1,165,529	1,110,049
West Georgia	325,946	335,438	337,818	357,450	365,380
Brokered deposits	59,494	59,499	59,499	70,999	39,240
Reciprocal deposits	206,011	219,178	209,078	197,460	189,439
Total	$2,556,230	$2,622,531	$2,567,943	$2,524,970	$2,460,225

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2025		2024
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Core	$1,887,456	$1,808,879	$1,720,444	$1,759,600	$1,732,843
Purchased	106,124	112,384	122,536	126,437	132,731
Loans, net of unearned income	$1,993,580	$1,921,263	$1,842,980	$1,886,037	$1,865,574

Colony Bankcorp, Inc.
Quarterly Loans by Composition Comparison
	2025		2024
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Construction, land & land development	$238,078	$208,872	$205,046	$196,390	$199,916
Other commercial real estate	1,059,149	1,052,967	990,648	1,012,466	985,102
Total commercial real estate	1,297,227	1,261,839	1,195,694	1,208,856	1,185,018
Residential real estate	356,515	345,521	344,167	349,777	360,847
Commercial, financial & agricultural	212,872	213,355	213,910	242,389	242,205
Consumer and other	126,966	100,548	89,209	85,015	77,504
Loans, net of unearned income	$1,993,580	$1,921,263	$1,842,980	$1,886,037	$1,865,574

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2025		2024
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Alabama	$50,856	$52,183	$45,365	$46,630	$44,575
Florida	24,562	19,490	13,135	12,280	2,753
Augusta	95,246	91,758	76,492	59,557	64,465
Coastal Georgia	253,177	230,242	224,609	220,452	228,844
Middle Georgia	125,435	130,302	121,059	120,843	124,268
Atlanta and North Georgia	445,921	441,323	427,046	432,377	427,568
South Georgia	408,954	398,295	384,907	427,887	413,098
West Georgia	168,968	168,851	169,699	184,634	184,365
Small Business Specialty Lending	81,242	79,517	81,636	79,967	75,182
Consumer Portfolio Mortgages	262,846	251,816	250,555	253,481	257,772
Marine/RV Lending	75,649	55,033	46,941	45,785	41,922
Other	724	2,453	1,536	2,144	762
Loans, net of unearned income	$1,993,580	$1,921,263	$1,842,980	$1,886,037	$1,865,574

Colony Bankcorp, Inc.
Classified Loans
	2025				2024
(dollars in thousands)	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$126	4	$126	4	$—	—	$—	—	$54	3
Other commercial real estate	16,687	48	18,578	51	13,367	38	13,338	36	13,990	34
Residential real estate	1,222	73	1,670	76	1,265	83	1,554	85	2,168	104
Commercial, financial & agricultural	7,071	64	6,077	58	5,407	70	6,005	61	6,075	54
Consumer and other	6	25	2	25	64	22	21	23	68	24
TOTAL	$25,112	214	$26,453	214	$20,103	213	$20,918	205	$22,355	219
Classified loans to total loans	1.26%		1.38%		1.09%		1.11%		1.20%

Colony Bankcorp, Inc.
Criticized Loans
	2025				2024
(dollars in thousands)	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$2,207	10	$4,028	11	$2,865	9	$4,418	9	$626	6
Other commercial real estate	30,034	69	28,869	70	32,077	65	32,790	64	31,544	59
Residential real estate	7,224	79	8,289	83	5,504	89	5,389	90	5,431	107
Commercial, financial & agricultural	15,212	85	14,501	82	8,877	76	9,444	68	7,181	59
Consumer and other	137	26	136	26	64	22	21	23	68	24
TOTAL	$54,814	269	$55,823	272	$49,387	261	$52,062	254	$44,850	255
Criticized loans to total loans	2.75%		2.91%		2.68%		2.76%		2.40%